SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of September 14, 2012, is by and between Akers Biosciences, Inc., a corporation incorporated under the laws of the State of New Jersey and located at 201 Grove Road, Thorofare, NJ 08086 (the “Company”), and THOMAS J. KNOX, an individual residing at 50 South 16th Street, Suit 4604, Philadelphia, PA, 19102 (the “Subscriber”).

WHEREAS, the Company and Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) and/or Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, on the date hereof (the “Initial Funding Date”), the Company shall issue to the Subscriber (1) fourteen million (14,000,000) shares of common stock of the Company, par value $0.001 per share (the “Initial Common Stock”), and (2) ten million (10,000,000) shares of series A preferred stock of the Company, par value $0.001 per share (the “Preferred Stock”); and

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, on or before thirty (30) days following the Initial Funding Date (such date, the “Secondary Funding Date”), the Company shall issue to the Subscriber sixteen million (16,000,000) shares of common stock of the Company, par value $0.001 per share (the “Secondary Common Stock” and together with the Initial Common Stock, collectively, the “Common Stock”; the Common Stock, the Preferred Stock and any common stock of the Company which may be issuable upon the conversion of the Preferred Stock, collectively, the “Securities”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and Subscriber hereby agree as follows:

1.          Purchase and Sale.

(a)          Initial Tranche. Upon the terms and subject to the conditions set forth in this Agreement, on the Initial Funding Date, (1) the Subscriber shall deliver to the Company (i) Two Hundred Ten Thousand United States Dollars (US$210,000) and (ii) a promissory note in the principal amount of Two Hundred Twenty Five Thousand United States Dollars ($225,000) in favor of the Company, in the form of Exhibit A attached hereto (the “Note”) (together, items (i) and (ii), the “Initial Consideration”); and (2) upon receipt by the Company of the Initial Consideration, the Company shall deliver to the Subscriber (i) the Initial Common Stock and (ii) the Preferred Stock.

(b)          Second Tranche. Upon the terms and subject to the conditions set forth in this Agreement, on the Secondary Funding Date, (1) the Subscriber shall deliver to the Company (i) Two Hundred Forty Thousand United States Dollars (US$240,000) (the “Secondary Consideration”); and (2) upon receipt by the Company of the Secondary Consideration, the Company shall deliver to the Subscriber the Secondary Common Stock.

2.            Conditions Precedent. As a condition precedent to the obligations of the parties contained herein, (1) the Subscriber shall execute and deliver to the Company the investor questionnaire, in the form of Exhibit B attached hereto, (2) the Company shall file with the Secretary of State of the State of New Jersey a certificate of designation governing the rights of the Preferred Shares, in the form of Exhibit C attached hereto, and (3) the parties shall each deliver any and all evidence of corporate authorization or other appropriate documentation as may be requested by the other party in its reasonable discretion, including, in the case of the Company, with respect to the closing contemplated in Section 1(b) above, any officer’s or secretary’s certificate and opinion of counsel to the Company covering the issuance of the Securities, the outstanding Securities of the Company, and the transactions contemplated hereby requested by Subscriber.

3.            Subscriber Representations and Warranties. Subscriber hereby represents and warrants to and agrees with the Company that:

(a)          Authorization and Power. Subscriber has the the legal capacity, requisite power and authority to enter into and perform this Agreement and the Note. The execution, delivery and performance of this Agreement and the Note by the Subscriber, and the consummation by the Subscriber of the transactions contemplated hereby, have been duly authorized by all necessary action, and no further consent or authorization of Subscriber is required. This Agreement and the Note have been duly authorized, executed and delivered by the Subscriber and constitute, or shall constitute, when executed and delivered, a valid and binding obligation of the Subscriber, enforceable against Subscriber in accordance with the terms hereof.

(b)          Information on Subscriber. Subscriber is an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of, and to make an informed investment decision with respect to, the proposed purchase, which the Subscriber hereby agrees represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

(c)          Purchase of Securities. The Subscriber will purchase the Securities for its own account for investment and not with a view toward, or for resale in connection with, the public sale or any distribution thereof in violation of the Securities Act or any applicable state securities law, and has no direct or indirect arrangement or understandings with any other person or entity to distribute or regarding the distribution of such Securities;

(d)          Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(e)          Legend. The Securities shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(f)          Communication of Offer. Subscriber has a preexisting personal or business relationship with the Company or one or more of its directors, officers, advisors or control persons, and the offer to issue the Securities was directly communicated to Subscriber by the Company. At no time was Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer;

(g)          No Governmental Endorsement. Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities, or the suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities;

(h)          Receipt of Information. Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to invest in the Company and to accept the Securities. Subscriber further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access; and

(i)          No Market Manipulation. Subscriber has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Securities, to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

4.            Company Representations and Warranties. The Company represents and warrants to, and agrees with, Subscriber that:

(a)          Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, it has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted (including being qualified and in good standing ine ach jurisdiction in which it operates).

(b)          Authority; Enforceability. This Agreement has been duly authorized, executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity. The Company has full corporate power and authority necessary to enter into and deliver this Agreement, the agreements contemplated hereby, issue the Securitires, file the certificate of designation for Series A Preferred Stock and to carry out the provisions of the same and to perform its obligations thereunder;

(c)          Capitalization and Additional Issuances; Indebtedness. The Company has authorized 200 million shares of common stock and 15 million shares of series A preferred stock. As of the date hereof, there are 168,715,666 shares of common stock issued and outstanding and zero shares of preferred stock issued and outstanding. All of the 168,715,666 outstanding shares of the common stock are, and the Securities to be issued pursuant hereto will be, duly authorized and validly issued, fully paid and non-assessable and are not (and will not be) subject to preemptive or similar rights or any encumbrance. All such shares were issued in compliance with all applicable laws including state, federal and applicable international securities laws and the rules of the Londson Stock Exchange’s AIM. The rights, preferences and privileges of the shares of the Company are as stated in the certificate of incorporation. None of the Company’s authorized and unissed commeon stock and preferred stock has been reserved for issuance, directly or indirectly, pursuant to any incentive plan or other plan of the Company, warrants or any other security.

(d)          Consents. No consent, approval, authorization or order of any court, governmental agency or body having jurisdiction over the Company or of any other person is required for the execution by the Company of this Agreement and compliance and performance by the Company of its obligations hereunder and thereunder, including, without limitation, the issuance of the Securities;

(e)          No Violation or Conflict. Neither the issuance of the Securities nor the performance of the Company’s obligations under this Agreement will:

(i)          violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (a) the charter or bylaws of the Company or (b) any decree, judgment, order or determination applicable to the Company of any court, governmental agency or body having jurisdiction over the Company or over the properties or assets of the Company; or

(ii)         result in the creation or imposition of any liens, pledges, mortgages, security interests, charges, restrictions, adverse claims or other encumbrances of any kind or nature whatsoever upon the Securities except in favor of Subscriber as described herein;

(f)          The Securities. Upon issuance, the Securities:

(i)          shall be free and clear of any liens, pledges, mortgages, security interests, charges, restrictions, adverse claims or other encumbrances of any kind or nature whatsoever, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws;

(ii)         shall have been duly and validly issued, fully paid and non-assessable; and

(iii)        will not subject the holders thereof to personal liability by reason of being such holders;

(iv)         the rights, preferences and privileges of the ahres of the Company are as stated in the certificate of incorporation and certificate of designation delivered to Subscriber on the date hereof as attachments to a Officer’s Certificate and such rights, privileges and preferences are enforceable by the Subscriber, including, without limitation, voting rights; and

(v)          the common stock issued to Subscriber hereby may be freely traded on the London Stock Exchange’s AIM.

(g)          No General Solicitation. Neither the Company, nor any of its affiliates, nor any person or entity acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities; and

(h)          AIM Compliance. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the NOMAD and the London Stock Exchange’s AIM under all Laws (as defined below) applicable to the Company, for the three years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “AIM Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such AIM Reports prior to the expiration of any such extension. As of their respective dates, the AIM Reports complied in all material respects with the requirements of all applicable Laws, and none of the AIM Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company provided to the Subscriber or included in the AIM Reports (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the AIM with respect thereto as in effect at the time of provision or filing. Such financial statements have been prepared in accordance with IFRS applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries, if any, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h)          Compliance. (i) The Company has complied with each, and is not in violation of, any applicable law, statute, regulation, rule, ordinance or order (“Laws”) to which the Company or its business, operations, employees, assets or properties are or have been subject, the non-compliance with which would have a material adverse effect. To the Company’s knowledge, no event has occurred or circumstances exist that (with or without the passage of time or the giving of notice) may result in a violation of, conflict with or failure on the part of the Company to comply with, any Law. The Company has not received written notice regarding any violation of, conflict with, or failure to comply with, any Law. The execution, delivery, and performance of this Agreement and any agreements related thereto by the Company, and the sale, issuance and delivery of the Securities pursuant hereto and of the issuance and delivery of the conversion shares pursuant to the Certificate, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any Law.

(ii) The Company owns, holds, possesses or lawfully uses in the operation of its business all franchises, licenses, permits and registrations (“Authorizations”) that are required or otherwise necessary for it to conduct its business as currently conducted or for the ownership and use of the assets owned or used by the Company in the conduct of its business, free and clear of all liens or other encumbrences of any nature, except where the failure to possess such Authorizations would not have a material adverse effect. To the Company’s knowledge, no event has occurred or circumstances exist that (with or without the passage of time or the giving of notice) may result in a violation of, conflict with, failure on the part of the Company to comply with the terms of, or the revocation, withdrawal, termination, cancellation, suspension or modification of any Authorization. The Company has not received written notice regarding any violation of, conflict with, failure to comply with the terms of, or any revocation, withdrawal, termination, cancellation, suspension or modification of, any Authorization. The Company is not in material default and has not received written notice of any claim of such material default, with respect to any Authorization.

(i)          Litigation. Except as publically disclosed in the AIM Reports, there is no litigation, arbitration, mediation or investigation pending or, to the knowledge of the Company, threatened against the Company or affecting any of its properties or assets nor, to the Company’s knowledge, (a) has there occurred any event nor (b) does there exist any condition on the basis of which any such litigation, arbitration, mediation or investigation might be properly instituted or commenced. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action or suit by the Company pending or, to the Company’s knowledge, threatened against others. Authorization.

(j)          Liabilities. The Company does not have and is not subject to any liability or obligation of any nature, except: (a) as disclosed on, or reflected or reserved against in, the Financial Statements, (b) as are not required under GAAP to be disclosed on, or reflected or reserved against in, financial statements, or (c) obligations to perform under commitments incurred in the ordinary course of business since June 30, 2012.

(k)          Offering Valid. Assuming the accuracy of the representations and warranties of the Subscriber contained in Section 3(b), the offer, sale, issuance and delivery of the Securities will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable securities Laws and the rules of any exchanges to which the Company is subject.

(l)          Full Disclosure. No representation or warranty or other statement made by the Company in this Agreement in connection with the contemplated transactions contains any untrue statement of material fact or omits to state a material fact necessary to make the respresentations and warranties set forth herein, in light of the circumstances in which they were made, not misleading.

5. Preemptive Rights. If the Company hereafter proposes to, directly or indirectly, sell any of its equity securities or any securities containing options or rights to acquire any of its equity securities or any securities convertible into or exchangeable for equity securities (a) the number of shares of the Common Stock (on an as-converted basis) or other securities proposed to be so issued and sold multiplied by (b) a fraction, the numerator of which is the number of shares of the Common Stock (on an as-converted basis) then owned by Subscriber prior to such issuance and the denominator of which is the total number of shares of the Common Stock then issued and outstanding, for the same price and upon the same terms and conditions as the securities are being offered in such transaction (the “Preemptive Right”). The Company shall make such offer to Subscriber by providing a notice (the “Preemptive Notice”) which shall set forth the price, timing, and terms and conditions of the proposed issuance of such new securities. Subscriber may exercise its right to purchase the securities by delivering to the Company within 30 days of receipt of the Preemptive Notice, irrevocable notice of acceptance of the proposed sale on the terms specified in the Preemptive Notice, and payment for such securities to be purchased. The Preemptive Right shall be deemed waived by Subscriber if it does not deliver an irrevocable notice of acceptance of the proposed sale, and adequate payment for the securities, within 10 days of the Preemptive Notice having been given. If Subscriber does not elect to exercise its Preemptive Right, then, subject to compliance with this Agreement, the Company shall be entitled to sell part or all of those securities to such person or financial institution as it may determine. Notwithstanding any provision in this Section to the contrary, Subscriber shall not have any preemptive right to purchase (a) equity securities issued in connection with employee stock option or compensation plans approved by the board of directors of the Company pursuant to which shares are issued to officers, directors or employees of the Company for compensatory purposes or to unaffiliated consultants, suppliers and contractors to the Company in exchange for bona fide services rendered or (b) equity securities issued as consideration to an unaffiliated third party in connection with any merger, consolidation, or acquisition to which the Company is a party.

6.          Subscriber’s Obligation to Repay the Note Prior to the Maturity Date. The Company shall have the right, exercisable at any time following either (a) the Company having received an NF Mark in France for the BreathScan product line or, (b) prior to January 1, 2022, upon conversion by the Subscriber of the Preferred Shares into common shares of the Company pursuant to the terms and conditions governing such conversion as contained in the applicable certificate of designation to cause the Subscriber to pay the entire outstanding amount owed by the Subscriber under the Note. Additionally, if the Preferred Shares have not been converted by Subcriber into shares of common stock pursuant to the certificate of designation by January 1, 2022 and the Company does not produce at least Five Million United States Dollars (US$5,000,000) in adjusted EBITDA (as reasonably calculated by the Company in good faith at such time and in accordance with consistently applied customary practices) for the 12 month fiscal year then the principal amount owed under the Note (not including interest, fees or other amounts which may be owed thereunder) shall be reduced to One Hundred Twelve Thousand Five Hundred United States Dollars (US$112,500) notwithstanding anything contained in the Note, the certificate of designation or any other agreement to the contrary. The rights contained subsections (a) and (b) in this Section shall be exercisable by the Company by delivery of written notice (the “Call Notice”) to the Subscriber specifying the date on which such repayment shall occur, which date shall not be more than five (5) days after the date of the Call Notice (the “Call Closing Date”). On the Call Closing Date, the Subscriber shall repay any and all amounts owed pursuant to the Note (as may be supplemented hereby) by wire transfer to an account designated by the Company.

7.          Covenant of the Company Regarding the Board of Directors. The Company agrees that, prior to December 31, 2012, the Company shall take any and all corporate actions necessary or advisable to amend its organizational documents to require that exactly three (3) directors comprise the Company’s Board of Directors. The Company’s organizational documents shall specify that each director has equal rights to each other director. The Company further agrees that, provided that the Subscriber owns more than 15% of the Company’s common stock or 10,000,000 shares of the Company’s Preferred Stock at any time, the Subscriber shall be permitted to appoint one (1) director to the Company’s Board of Directors, which such appointment shall be made in the Subscriber’s reasonable discretion and upon receiving the consent of the Company (which such consent shall not be unreasonably withheld), and which such director may not be substituted or removed without the Subscriber’s written consent.

8.           Broker’s Commission/Finder’s Fee. Each party hereto represents to the other that there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the consummation of the transactions contemplated hereby. Each party hereto agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of the indemnifying party’s actions.

9.           Covenants Regarding Indemnification. Each party hereto agrees to indemnify, hold harmless, reimburse and defend the other party and the other party’s officers, directors, agents, counsel, affiliates, members, managers, control persons, and principal shareholders, as applicable, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the indemnified party or any such person which results, arises out of or is based upon (i) any breach of any representation or warranty by the indemnifying party in this Agreement or (ii) any breach or default in performance by the indemnifying party of any covenant or undertaking to be performed by the indemnifying party.

10.          Miscellaneous.

(a)          Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth in the preamble paragraph hereto or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery at the address designated in the preamble paragraph hereto (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

(b)          Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto. Neither the Company nor Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.

(c)          Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)          Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of laws. Any action brought by either party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of the State of New Jersey or in the federal courts located in the State of New Jersey. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)          Severability. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(f)          Counsel; Ambiguities. Each party and its counsel have participated fully in the review and revision of this Agreement and the Note. The parties understand and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement or the other Transaction Documents. The language in this Agreement and the other Transaction Documents shall be interpreted as to its fair meaning and not strictly for or against any party.

(g)          Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties has caused this Agreement to be executed on and as of the date set forth above.

AKERS BIOSCIENCES, INC.

By:	/s/ Raymond F. Akers, Jr.
Name:	Raymond F. Akers, Jr.
Title:	Executive Chairman

SUBSCRIBER:

Name of Subscriber:

thomas j. knox

Address:

50 South 16th St. Suite

4604 Philadelphia PA 19102

Fax No.:

Taxpayer ID# (if applicable): ###-##-####

/s/ Thomas J. Knox
(Signature)

By:

Dated: ____________September 14______, 2012

[Signature Page to Subscription Agreement]

EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

PROMISSORY NOTE

September 14, 2012	$225,000.00
Philadelphia, PA

FOR VALUE RECEIVED, Thomas J. Knox, an individual residing at 50 South 16th Street, Suite 2710 Philadelphia, PA 19102 (the “Borrower”), hereby promises to pay to the order of Akers Biosciences, Inc., a corporation incorporated under the laws of the State of New Jersey and located at 201 Grove Road, Thorofare, NJ 08086, and its successors or assigns (the “Holder”), the principal amount of Two Hundred Twenty Five Thousand United States Dollars (US$225,000.00) on or prior to the fifteen (15) year anniversary of the date hereof (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of three percent (3%) per annum (the “Applicable Rate”) commencing as of the date hereof (the “Closing Date”), in accordance with the terms hereof. This Promissory Note (this note, and all modifications, extensions, future advances, supplements, and renewals thereof, and any substitutions therefor, hereinafter referred to as the “Note”) shall be payable in accordance with the terms set forth below. This Note is the “Note” referenced in that certain Subscription Agreement executed on the date hereof by and between the Borrower and the Holder (the “Subscription Agreement”). This Note is subject to the terms and conditions contained in the Subscription Agreement including without limitation, paragraph 6 therein.

1.           Payments of Principal and Interest.

(a)          Payment of Principal. The principal amount of this Note shall be paid to the Holder on or prior to the Maturity Date.

(b)          Payment of Interest. Interest on the unpaid principal balance of this Note shall accrue at the Applicable Rate commencing on the Closing Date. Accrued and unpaid interest under this Note shall be paid in full on the Maturity Date. Any accrued but unpaid interest shall, at the option of the Holder, be included, from time to time, in the Conversion Amount (as defined herein).

(c)          Payment of Default Interest. Any amount of principal or interest on this Note which is not paid when due shall bear interest from the date due until such past due amount is paid at a rate of interest equal to the Applicable Rate plus three percent (3%) per annum (the “Default Rate”).

1

(d)          General Payment Provisions. All payments of principal and interest on this Note shall be made in lawful money of the United States of America by certified bank check or wire transfer to such account as the Holder may designate by written notice to the Borrower in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of New York are authorized or required by law or executive order to remain closed.

(e)          Prepayment. At any time prior to the Maturity Date, the Borrower may pre-pay this Note in full or in part without penalty upon receiving the written consent of the Holder. Upon prepayment of this Note in full, the Holder shall have no further rights under this Note (except for such rights that may specifically survive the payment of the Note).

2.           Defaults and Remedies.

(a)          Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (i) the Borrower shall fail to pay any installment of interest, principal or other sums due under this Note within ten (10) business days of when any such payment shall be due and payable; (ii) the Borrower makes an assignment for the benefit of creditors in excess of $10 million; (iii) any order or decree is rendered by a court which appoints or requires the appointment of a receiver, liquidator or trustee for the Borrower, and the order or decree is not vacated within sixty (60) days from the date of entry thereof; (iv) any order or decree is rendered by a court adjudicating the Borrower insolvent, and the order or decree is not vacated within sixty (60) days from the date of entry thereof; (v) the Borrower files a petition in bankruptcy under the provisions of any bankruptcy law or any insolvency act; (vi) the Borrower admits, in writing, its inability to pay its debts as they become due (provided, however, that receipt by the Borrower of an audit letter from its accountants questioning the viability of the Borrower as a going concern shall not, in and of itself, be construed as an admission by the Borrower of its inability to pay its debts as they become due); (vii) a proceeding or petition in bankruptcy is filed against the Borrower and such proceeding or petition is not dismissed within ninety (90) days from the date it is filed; (viii) the Borrower files a petition or answer seeking reorganization or arrangement under the bankruptcy laws or any law or statute of the United States or any other foreign country or state; (ix), the issuance of a warrant of attachment or for distrait, or of a notice of tax lien against the Borrower or an attachment or seizure of, or levy upon any property of the Borrower in excess of $10 million, or (x) the Borrower shall fail to perform, comply with or abide by any of the stipulations, agreements, conditions and/or covenants contained in this Note, the Subscription Agreement, or any other document by and between the Holder and the Borrower on the part of the Borrower to be performed complied with or abided by, and such failure is not cured within thirty (30) days after written notice of such failure is delivered by Holder to the Borrower.

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(b)          Remedies. Upon the occurrence of one or more Events of Default, the Holder, at its option and without further notice, demand or presentment for payment to the Borrower or others, may declare the then outstanding principal balance of this Note, together with all other sums due under the Note, immediately due and payable, together with all accrued and unpaid interest thereon and thereafter all such sums shall bear interest at the Default Rate, together with all reasonable attorneys’ fees, paralegals’ fees and costs and expenses incurred by the Holder in collecting or enforcing payment thereof (whether such reasonable fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and all other sums due by the Borrower hereunder, all without any relief whatsoever from any valuation or appraisement laws and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Holder at law, in equity, or under this Note.

3.           Lost or Stolen Note. Upon notice to the Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Borrower in a form reasonably acceptable to the Borrower and customary for similar circumstances in commercial lender/borrower circumstances, and, in the case of mutilation, upon surrender and cancellation of the Note, the Borrower shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note.

4.           Cancellation. After all principal, accrued interest and all other sums at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Borrower for cancellation and shall not be re-issued.

5.           Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of New Jersey, without giving effect to provisions thereof regarding conflict of laws. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of New Jersey for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper, provided, however, nothing contained herein shall limit the Holder’s ability to bring suit or enforce this Note in any other jurisdiction. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address indicated in the preamble hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.           Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies of the Holder as provided herein shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

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7.           Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Borrower and the Holder and shall not be construed against any person as the drafter hereof.

8.           Failure or Indulgence Not Waiver. Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

9.           Notice. Notice shall be given to each party at the address indicated in the preamble hereto or at such other address as provided to the other party in writing.

10.         Usury Savings Clause. Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Note immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Borrower had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder of this Note may, at any time and from time to time, elect, by notice in writing to the Borrower, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the parties that the Borrower does not intend or expect to pay nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

11.         Binding Effect. This Note shall be binding upon the Borrower and the successors and assigns of the Borrower and shall inure to the benefit of Holder and the successors and assigns of Holder.

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12.         Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part, in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note. The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

13.         Amendments. The provisions of this Note may be changed only by a written agreement executed by the Borrower and Holder.

[Signature pages follows]

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IN WITNESS WHEREOF, the Borrower has caused this Note to be executed on and as of the date set forth above.

/s/ Thomas J. Knox
THOMAS J. KNOX

[ signature page to Promissory Note ]

4826-0100-7888, v. 4

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EXHIBIT B

INVESTOR QUESTIONAIRE

PURCHASER QUESTIONNAIRE

Purpose of this Questionnaire.

Shares of common stock, par value $.001 per share, of Akers Biosciences, Inc., a New Jersey corporation (the “Company”), are being offered without registration under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of certain states, in reliance on the private offering exemption contained in Rule 506 of the Securities Act and on Regulation D of the Securities and Exchange Commission thereunder (“Regulation D”), and in reliance on similar exemptions under certain applicable state laws. The purpose of this Purchaser Questionnaire is to assure the Company that the proposed purchaser meets the standards imposed for the application of such exemptions, including, but not limited to, whether the proposed purchaser qualifies as an “accredited investor,” as defined in Rule 501 under the Securities Act, or a “sophisticated investor,” as defined in Rule 506 under the Securities Act. Your answers will at all times be kept strictly confidential. However, by signing this Purchaser Questionnaire, you agree that the Company may present this Purchaser Questionnaire to such parties as the Company may deem appropriate if called upon under applicable law to establish the availability of any exemption from registration of the private placement, or if the contents hereof are relevant to any issue in any action, suit or proceeding to which the Company is a party or by which it may be bound. The undersigned realizes that this Purchaser Questionnaire does not constitute an offer by the Company to sell shares of its common stock, but is a request for information.

THE COMPANY WILL NOT OFFER OR SELL SHARES TO ANY INDIVIDUAL WHO HAS NOT FILLED OUT, AS THOROUGHLY AS POSSIBLE, A PROSPECTIVE PURCHASER QUESTIONNAIRE.

Instructions:

One (1) copy of this Purchaser Questionnaire should be completed, signed, dated and delivered to:

Akers Biosciences, Inc.

201 Grove Road

Thorofare, New Jersey USA 08086

Attn: Thomas A, Nicolette

Please contact Mr. Thomas A. Nicolette at (856) 848-2116, if you have any questions with respect to this Purchaser Questionnaire.

PLEASE ANSWER ALL QUESTIONS. If the appropriate answer is “None” or “Not Applicable,” so state. Please print or type your answers to all questions. Attach additional sheets if necessary to complete your answers to any item.

I.	General Information:

Name:   _____________________________________________________________________________

Date of Birth:   ______________________________________________________________________

Residence Address:   _________________________________________________________________

____________________________________________________________

Business Address:    ___________________________________________________________________

__________________________________________________________________

Home Telephone No.:   ________________________________________________________________

Business Telephone No:   ____________________________________________________________

E-mail Address:   ___________________________________________________________________

Preferred Mailing Address:   ________ Business   or _________   Home (check one)

Social Security Number:   ____________________________________________________________

Marital Status:   ____________________________________________________________________

II.	Financial Condition:

1.            Did your individual annual income during each of 2010 and 2009 exceed $200,000, and do you reasonably expect your individual annual income during 2011 to exceed $200,000?

Yes _______       No _______

2.            Did your joint (with spouse) annual income during each of 2010 and 2009 exceed $300,000, and do you reasonably expect your joint annual income during 2011 to exceed $300,000?

Yes _______       No _______

3.            Does your individual net worth, or joint net worth with your spouse, at the time of purchase, exceed $1,000,000, excluding the value of your primary residence, calculated by subtracting from the estimated fair market value of the property the amount of debt secured by the property, up to the estimated fair market value of the property?

Yes _______       No _______

4.            The undersigned is a director or executive officer of the Company which is issuing and selling the shares of common stock.

Yes _______       No _______

5.             The undersigned is a bank or a savings and loan association, whether acting in its individual or fiduciary capacity; broker dealer; insurance company; investment company registered under the Investment Company Act of 1940 or a business development company as defined in said Act; small business investment company (“SBIC”) licensed by the U.S. Small Business Administration; plan established or maintained by a state, its political subdivision or any agency or instrumentality thereof maintained for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of Title 1 of ERISA, if the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are accredited subscribers. (Describe entity below)

6.             The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940. (Describe entity below)

7.              The undersigned is a corporation, partnership, Massachusetts business trust or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Company’s shares of common stock and with total assets in excess of $5,000,000. (Describe entity below)

8.             The undersigned is a trust with total assets in excess of $5,000,000 and not formed for the specific purpose of acquiring the Company’s common stock, where the purchase is directed by a “sophisticated person” as defined in Regulation 506(b)(2)(ii) under the Securities Act.

  Yes _______     No _______

9.             The undersigned is an entity (other than a trust) of which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category 9 alone, each equity owner must complete a separate copy of this Agreement. (Describe entity below)

10.             The undersigned is not within any of the categories above and is therefore not an accredited investor.

   Yes _______    No _______

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the date of termination of the offering in the event that the representations and warranties made by the undersigned in this purchaser questionnaire shall cease to be true, accurate and/or complete.

III.	Suitability (Please answer each question below)

(a)           For an individual subscriber, please describe your current employment, including the company by which you are employed and its principal business:

________________________________________________________________________________________________________________

 ________________________________________________________________________________________________________________

 ____________________________________________

(b)            For an individual subscriber, please describe any college or graduate degrees held by you:

________________________________________________________________________________________________________________

 ________________________________________________________________________________________________________________

 ____________________________________________

(c)            For all subscribers, please list types of prior investments:

________________________________________________________________________________________________________________

 ________________________________________________________________________________________________________________

 ____________________________________________

(d)           For all subscribers, please state whether you have participated in any other private placements before:

YES_______   NO_______

(e)            If your answer to question (d) above is “YES”, please indicate frequency of such prior participation in private placements of:

	Public	Private
	Companies	Companies	Public or Private

Frequently

Occasionally

Never

(f)           For individual subscribers, do you expect your current level of income to significantly decrease in the foreseeable future:

YES_______    NO_______

(g)           For trust, corporate, partnership and other institutional subscribers, do you expect your total assets to significantly decrease in the foreseeable future?

YES_______   NO_______

(h)           For all subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES_______    NO _______

(i)           For all subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you are seeking to subscribe?

YES_______    NO_______

(j)            For all subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES_______   NO_______

IV.	FINRA AFFILIATION.

Are you affiliated or associated with a FINRA member firm (please check one):

Yes _________   No __________

If yes, please describe:

_________________________________________________________

_________________________________________________________

_________________________________________________________

If subscriber is a Registered Representative with a FINRA member firm, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by the Rules of Fair Practice.

Name of FINRA Member Firm
By:		Date:
Authorized Officer

By signing this Purchaser Questionnaire, I hereby confirm the following statements:

(i)            I am aware that the offering of shares of common stock of the Company will involve securities that are not transferable and for which no market exists, thereby requiring my investment to be maintained for an indefinite period of time;

(ii)            I acknowledge that any delivery to me of any offering materials relating to the shares of common stock of the Company prior to the determination by the Company of my suitability as an investor shall not constitute an offer of such shares until such determination of suitability shall be made, and I agree that I shall promptly return the offering materials to the Company upon request; and

(iii)            My answers to the foregoing questions are, and were on any date (if any) that I previously subscribed for shares of common stock of the Company, true and complete to the best of my information and belief and were true on any date that I previously subscribed for shares of common Stock of the Company, and I will promptly notify the Company of any changes in the information I have provided.

Executed:

Date:________________

(Printed Name)

Place: ____________________________________

(Signature)

(Printed Name of Joint Subscriber)

EXHIBIT C

CERTIFICATE OF DESIGNATION

CERTIFICATE TO SET FORTH DESIGNATIONS, VOTING POWERS, PREFERENCES,
LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS OF SERIES A CUMULATIVE
CONVERTIBLE PREFERRED STOCK, $.0001 PAR VALUE PER SHARE

Akers Biosciences, Inc. a New Jersey corporation (the “Corporation”), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation (the “Board”) on September 13, 2012:

RESOLVED, that pursuant to the authority granted and vested in the Board in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board hereby authorizes a series of the Corporation’s previously authorized preferred stock, par value $0.001 per share (the “Preferred Stock”), and hereby states that the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

1. Name of the Corporation:

Akers Biosciences, Inc.

2. Designation:

Series A Cumulative Convertible Preferred Stock, $0.001 par value per share, issuable only pursuant to and in connection with that certain Subscription Agreement dated, September 14, 2012 among the Corporation and the original Purchaser of the Series A Convertible Preferred Stock (the “Subscription Agreement”). Capitalized terms employed herein but not otherwise defined shall have the meanings ascribed them in the Subscription Agreement.

A. Designation; Number of Shares. The designation of said series of preferred stock shall be Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”). The number of shares of Series A Preferred Stock shall be up to 10,000,000 shares. Each share of Series A Preferred Stock shall have a stated value equal to $0.0725 (as adjusted for stock dividends, combinations or splits with respect to such shares)(the “Series A Stated Value).

B. Dividends.

(a)          The holders of Series A Preferred Stock (collectively the “Holders” and each a “Holder”) shall be entitled to receive preferential dividends at a rate of $0.00135 per share of Series A Preferred Stock per annum out of any funds of the Corporation legally available under all applicable law for such purpose, but prior to and before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Junior Stock (defined below). Such dividends shall compound annually and be fully cumulative, and shall accumulate from the date of original issuance of the Series A Preferred Stock, and shall be payable annually on the last day of each calendar year in arrears in cash (provided that if the last day of a calendar year is a Saturday, Sunday or legal holiday in New York, NY, then such dividend shall be payable, without interest for such additional day(s), on the next day that is not a Saturday, Sunday or legal holiday) (the “Dividend Payment Date”). Dividends on Series A Preferred must be delivered and paid to the Holders not later than five (5) business days after each specified Dividend Payment Date.

(b)          The dividends on the Series A Preferred Stock shall be cumulative whether or not declared so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series A Preferred Stock then outstanding from the date hereof to the end of the annual dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all outstanding Series A Preferred Stock for any period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series A Preferred Stock or any shares of any other class of stock ranking on a parity with the Series A Preferred Stock and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of any Junior Stock.

C.           Liquidation and Redemption Rights.

(i)           In the event of (i) any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary (each, a “Liquidation”), (ii) a merger, consolidation or transfer of voting control in which the stockholders immediately prior to such transaction do not own securities representing a majority of the voting power of the surviving entity or its parents immediately following such transaction, but excluding (x) any transaction effected exclusively to change the domicile of the Corporation, or (y) any transaction effected principally for bona fide equity financing purposes in which cash is received by the Corporation or indebtedness is cancelled or converted or a combination thereof (an “Acquisition”), (iii) a sale, lease, or other disposition of all or substantially all of the assets of the Corporation (an “Asset Transfer”) (items (i), (i) and (iii), each a “Liquidation Event”), the holder of Series A Preferred Stock shall be entitled to receive, prior and in preference to holders of Common Stock, assets of the Corporation available for distribution to the holders of capital stock of the Corporation up to and including the amount of any dividends, due and owing pursuant to Section 2.B. above. Following the payment of any dividends due the Holders, the Series A Preferred Stock shall not have any priority or preference with respect to any distribution of any of the assets of the Corporation. After the payment of the liquidation preference (consisting of any unpaid cumulative dividend) of the Series A Preferred Stock as contemplated above (which shall be paid ratably if insufficient to be paid in full), the assets legally available for distribution, if any, shall be distributed ratably to the holders of Common Stock and Series A Preferred Stock (based on the number of shares of Common Stock the Series A Preferred Stock is convertible into pursuant to Section D regardless of whether or not such shares have been authorized and reserved by the stockholders, such number determined on the last business day prior to such payment). In the case of any Acquisition or Asset Transfer, (i) if the consideration received is securities of a corporation or property other than cash, its value will be deemed its fair market value as determined in good faith by the Board on the date such determination is made and (ii) any payments or proceeds that could be made or distributed following the closing of any Acquisition or Asset Transfer as a result of the termination or expiration of an escrow or operation of an earn-out or similar arrangement or termination of dissenter’s or appraisal rights, shall be treated for the purposes of this Section C as if paid at the closing of such Acquisition or Asset Transfer.

(i)          If within one year of the date hereof the Corporation has not authorized and reserved shares of Common Stock sufficient for the purpose of effecting the conversion contemplated hereby then all of the outstanding shares the Series A Preferred Stock shall be redeemable by the Holders (by majority vote thereof), in their sole discretion, for fifteen years from the date hereof, at the greater of (i) the fair market value of the Common Stock into which the Series A Preferred Stock is contemplated to be convertible hereby (regardless of whether authorized by stockholders) on the date of such optional redemption (a letter by hand or certified mail to the Corporation signed by a majority of the Holders shall be sufficient for redemption by the Corporation) as determined in good faith by an independent investment banking firm of nationally recognized standing retained by the Board of Directors less $500,000 or (ii) $725,000 plus any unpaid dividends required to be paid hereby. If a court of competent jurisdiction shall determine that the fair market value of the shares is 10% or greater than as determined above then the fair market value for purposes of this subsection shall be such amount plus the reasonable legal fees of Holders. The payment for and closing of such redemption of Series A Preferred Stock shall occur at the offices of the Corporation on a date that is three months from the date of notice of redemption. The Corporation shall not be entitled to any representations or warranties from the Holders at such closing other than their title to such shares and the absence of any liens thereon. No other redemption of the Series A Preferred Stock is permitted by the Corporation.

D.           Conversion into Common Stock. Holders of shares of Series A Preferred Stock shall have the following conversion rights and obligations:

1. Conditions to Conversion: Each Holder of Series A Preferred Stock shall have the right to convert such shares at a closing for such purpose upon completion of the following: (i) payment to the Corporation of an aggregate principal amount of an additional $500,000; (ii) repayment of the aggregate principal amount and all accrued interest due under the Promissory Note (as defined in the Subscription Agreement) and (iii) an increase of the Corporation’s authorized shares of Common Stock.

(a)          Provided that the conditions set forth in paragraph D (1) are satisfied and subject to the further provisions of this paragraph D 1 (a), each Holder of Series A Preferred Stock shall have the right at any time commencing after the issuance to such Holder of Series A Preferred Stock, to convert such shares into fully paid and non-assessable shares of Common Stock of the Corporation determined in accordance with the applicable conversion price provided in paragraph D(b) below (the “Conversion Price”). Each one share of Series A Preferred Stock shall be initially convertible into five (5) fully paid non-assessable shares of Common Stock of the Corporation, subject to adjustment herein. For the avoidance of doubt, on the date hereof the Series A Preferred Stock shall be initially convertible into 50,000,000 shares of Common Stock, subject to adjustment as provided herein.

(b)          The Conversion Price of the Series A Preferred Stock shall be initially $0.0145, subject to adjustment, if any, only as described herein. Each share of Series A Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.0725 by the Conversion Price in effect at the time of conversion.

(c)          Holder will give notice of its decision to exercise its right to convert the Series Preferred Stock, or part thereof, by sending by facsimile, hand delivery or certified mail an executed and completed notice of conversion (“Notice of Conversion”) to the Corporation. The Holder will not be required to surrender the Series A Preferred Stock certificate until the Series A Preferred Stock has been fully converted. Each date on which a Notice of Conversion is sent by facsimile to the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. The Corporation will itself, or cause the Corporation’s transfer agent to, transmit the Corporation’s Common Stock certificates representing the Common Stock issuable upon conversion of the Series A Preferred Stock to the Holder via express courier for receipt by such Holder within three (3) business days after receipt by the Corporation of the Notice of Conversion (the “Delivery Date”). In the event the Common Stock is electronically transferable, then delivery of the Common Stock must be made by electronic transfer, provided request for such electronic transfer has been made by the Holder. A Series A Preferred Stock certificate representing the balance of the Series A Preferred Stock not so converted will be provided by the Corporation to the Holder if requested by Holder, provided the Holder has delivered the original Series A Preferred Stock certificate to the Corporation. To the extent that a Holder elects not to surrender the certificate for such Series A Preferred Stock for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Corporation against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount of the Series A Stated Value then owned by the Holder.

In the case of the exercise of the conversion rights set forth in paragraph D1(a) hereof, the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation of the Notice of Conversion. The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date and thereafter, be treated for all purposes as the record holder of such Common Stock and shall on the same date cease to be treated for any purpose as the record Holder of such shares of Series A Preferred Stock so converted.

Upon the conversion of any shares of Series A Preferred Stock, no adjustment or payment shall be made with respect to such converted shares on account of any dividend on the Common Stock, except that the Holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

The Corporation shall not be required, in connection with any conversion of the Series A Preferred Stock and payment of dividends on Series A Preferred Stock, to issue a fraction of a share of its Series A Preferred Stock or Common Stock and shall instead deliver a stock certificate representing the next higher whole number.

(d)          The Conversion Price determined pursuant to Paragraph D (b) shall be subject to adjustment from time to time as follows:

(i)          In case the Corporation shall at any time (A) declare any dividend or distribution on its Common Stock or other securities of the Corporation other than the Series A Preferred Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then in each such event the Conversion Price shall be adjusted proportionately so that the Holders of Series A Preferred Stock shall be entitled to receive the kind and number of shares or other securities of the Corporation which such Holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the Conversion Price pursuant to this paragraph D1(d)(i) shall become effective immediately after the effective date of the event.

(e)           (i)          In case of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock), lawful provision shall be made so that Holders of Series A Preferred Stock shall thereafter have the right to convert each share of Series A Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a Holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such consolidation or merger. Such provision shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in sub-paragraph (d) of this paragraph D 1. The foregoing provisions of this paragraph D 1 (e) shall similarly apply to successive mergers.

(ii)         In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, lawful provision shall be made so that the Holders of Series A Preferred Stock shall thereafter have the right to convert each share of the Series A Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

(f)          Whenever the number of shares to be issued upon conversion of the Series A Preferred Stock is required to be adjusted as provided in this paragraph D 1 (f), the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series A Preferred Stock and the Common Stock, and the Corporation shall give notice in the manner described in the Subscription Agreement to each Holder of record of Series A Preferred Stock of such adjusted conversion price not later than the first business day after the event, giving rise to the adjustment.

(g)          In case at any time the Corporation shall propose:

(i)          to pay any dividend or distribution payable in shares upon its Common Stock or make any distribution (other than cash dividends) to the Holders of its Common Stock; or any other rights; or

(ii)         to offer for subscription to the Holders of its Common Stock any additional shares of any class or

(iii)        any capital reorganization or reclassification of its shares or the merger of the Corporation with another corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock); or

(iv)        a Liquidation Event other than involuntary liquidation, dissolution or winding up of the Corporation;

then, and in any one or more of said cases, the Corporation shall cause at least fifteen (15) business days prior notice of the date on which (A) the books of the Corporation shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Holders of record of the Series A Preferred Stock.

(h)          The term “Common Stock” as used in this Certificate of Designation shall mean the Common Stock of the Corporation as such stock is constituted at the date of issuance thereof or as it may from time to time be changed, or shares of stock of any class or other securities and/or property into which the shares of the Series A Preferred Stock shall at any time become convertible pursuant to paragraph D hereto. The term “Junior Stock” shall mean all Common Stock and any class or series of stock or any other securities convertible into equity securities, directly or indirectly, not ranking on a parity with or senior to the Series A Preferred Stock.

(i)           The Corporation shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series A Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series A Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

E.           Voting Rights.

(i)          The Holders of shares of Series A Preferred Stock shall vote together with the holders of the Common Stock with each one share of Series A Preferred Stock equivalent to five (5) votes per share. Upon conversion to Common Stock the Series A Preferred Stock shall have that certain number of votes as the number of shares of Common Stock into which it is converted.

(ii)         For so long as the Series A Preferred Stock is outstanding, the Holders of the Series A Preferred Stock, provided that the holders own more than 15% of the Corporation’s common stock or 10,000,000 shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board (the “Series A Director”) at each meeting of, or pursuant to each written consent of, the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of the Series A Director.

(iii)        For so long as the Series A Preferred Stock is outstanding, the approval of a majority of the Holders of the Series A Preferred Stock, voting as a separate class, shall be required to take any of the following actions: (1) any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or Bylaws (including the filing of any Certificate of Designation), that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series A Preferred Stock (whether by merger, consolidation or otherwise), so as to affect them adversely; (2) any authorization or designation, whether by reclassification or otherwise, or any issuance of any new class or series of stock or any other securities convertible into equity securities, directly or indirectly, ranking on a parity with or senior to the Series A Preferred Stock; (3) any increase or decrease in the number of members of the Board to a number other than three (3); and (4) any purchase, redemption, repurchase, declaration or payment of dividends or other distributions with respect to any equity securities of the Corporation (other than the payment of dividends with respect to the Series A Preferred Stock).

(iv)        If there are not sufficient shares of Common Stock authorized and reserved to permit the conversion of the Series A Preferred Stock as contemplated hereby then, for so long as such is the case, the approval of a majority of the Holders of the Series A Preferred Stock shall be required to take any of the following actions: (1) any increase or decrease in the number of authorized shares of preferred stock or Common Stock except for the Common Stock necessary to permit conversion of the Series A Preferred Stock as contemplated hereby; and (2) any Liquidation Event other than involuntary liquidation, dissolution or winding up of the Corporation.

F.           Anti-Dilution Protection.

If the Corporation issues any additional shares of Common Stock or Options or Convertible Securities, excluding any securities issued as compensation or options issued in connection with an employee incentive plan that has been approved by the Board (the “Additional Shares”), for consideration per share less than $0.0145, then the Conversion Price shall be reduced, concurrently with such issue, to the consideration per share received by the Corporation for such issue of the Additional Shares; provided that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $.001 of consideration for all such Additional Shares of Common Stock issued or deemed to be issued. In the event of an issuance of Additional Shares in tranches or other multiple closings, the adjustment to the Conversion Price shall be calculated as if all Additional Shares were issued at the first closing. “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities. “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

G.           Reservation of Common Stock.

The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such numb of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. If at any time, for example, the date hereof, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its duly authorized officer on September 17, 2012.

Akers Biosciences, Inc.

By:	/s/ Thomas A. Nicolette

Name: Thomas A. Nicolette
Title: President and Chief Executive Officer